Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106574) of Pamrapo Bancorp, Inc. of our reports dated March 12, 2009, relating to the consolidated financial statements, which appears in the Annual Report to the Shareholders, which is incorporated by reference in this Annual Report on Form 10-K and the effectiveness of the Pamrapo Bancorp, Inc. internal control over financial reporting, which appears in this Form 10-K.

/s/ BEARD MILLER COMPANY LLP

Beard Miller Company LLP

Clark, New Jersey

March 12, 2009